ENTERBANK HOLDINGS, INC. AND SUBSIDIARIES

Exhibit 11


Three and nine months ended September 30, 1997 and 1996

=======================================================================================================================
                                                         Fully diluted
                                            EPS number     EPS number                                   Fully diluted
                                            of shares      of shares     Net income           EPS            EPS
-----------------------------------------------------------------------------------------------------------------------
Three months ended September 30, 1997       2,254,021      2,254,021        604,991           0.27           0.27
Three months ended September 30, 1996       1,728,691      1,739,325     $  429,334           0.25           0.25
Nine months ended September 30, 1997        2,176,712      2,176,712      1,608,439           0.74           0.74
Nine months ended September 30, 1996        1,702,870      1,716,018      1,266,340           0.74           0.74
=======================================================================================================================

ENTERBANK HOLDINGS, INC. AND SUBSIDIARIES

Exhibit 11, Continued

Three and nine months ended September 30, 1997 and 1996

=======================================================================================================================
                                                                            Three months ended September 30,
                                                                -------------------------------------------------------
                                                                           1997                         1996
                                                                ---------------------------  --------------------------
                                                                                  Fully                         Fully
                                                                  Average        diluted        Average        diluted
-----------------------------------------------------------------------------------------------------------------------
Average shares outstanding                                       2,127,385      2,127,385      1,562,880      1,562,880
Warrants                                                                --             --         99,500         99,500
Options - 1 vested                                                 128,587        128,587        122,000        122,000
Options - 2 vested                                                  71,200         71,200         53,400         53,400
Options - 2 vested                                                   1,200          1,200            800            800
Gross shares                                                     2,328,372      2,328,372      1,838,580      1,838,580
Shares purchased                                                    74,351         74,351        109,889         99,255
Shares for EPS calculation                                       2,254,021      2,254,021      1,728,691      1,739,325
Warrants                                                        $     5.50           5.50           5.50           5.50
Options - 1 vested                                                    5.00           5.00           5.00           5.00
Options - 2 vested                                                    7.00           7.00           7.00           7.00
Options - 2 vested                                                    9.25           9.25           9.25           9.25
Warrants                                                                --             --        547,250        547,250
Options - 1 vested                                                 642,935        642,935        610,000        610,000
Options - 2 vested                                                 498,400        498,400        373,800        373,800
Options - 2 vested                                                  11,100         11,100          7,400          7,400
Dollars for repurchase                                           1,152,435      1,152,435      1,538,450      1,538,450
Price                                                                15.50          15.50          14.00          15.50
=======================================================================================================================



=======================================================================================================================
                                                                               Nine months ended September 30,
                                                                -------------------------------------------------------
                                                                            1997                           1996
                                                                ---------------------------  --------------------------
                                                                                  Fully                         Fully
                                                                  Average        diluted        Average        diluted
-----------------------------------------------------------------------------------------------------------------------
Average shares outstanding                                       2,044,051      2,044,051      1,496,933      1,496,933
Warrants                                                                --             --        165,591        165,591
Options - 1 vested                                                 137,480        137,480        122,000        122,000
Options - 2 vested                                                  71,200         71,200         53,400         53,400
Options - 2 vested                                                   1,200          1,200            800            800
Gross shares                                                     2,253,931      2,253,931      1,838,724      1,838,724
Shares purchased                                                    77,219         77,219        135,854        122,706
Shares for EPS calculation                                       2,176,712      2,176,712      1,702,870      1,716,018
Warrants                                                              5.50           5.50           5.50           5.50
Options - 1 vested                                                    5.00           5.00           5.00           5.00
Options - 2 vested                                                    7.00           7.00           7.00           7.00
Options - 2 vested                                                    9.25           9.25           9.25           9.25
Warrants                                                                --             --        910,751        910,751
Options - 1 vested                                                 687,400        687,400        610,000        610,000
Options - 2 vested                                                 498,400        498,400        373,800        373,800
Options - 2 vested                                                  11,100         11,100          7,400          7,400
Dollars for repurchase                                           1,196,900      1,196,900      1,901,951      1,901,951
Price                                                                15.50          15.50          14.00          15.50
=======================================================================================================================



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